Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Raphael Pharmaceutical Inc. (the “Company”) for the period ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shlomo Pilo, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: November 16, 2021	By:	/s/ Shlomo Pilo
	Name:	Shlomo Pilo
	Title:	Chief Executive Officer (Principal Executive Officer)